Exhibit 99.1

FOR IMMEDIATE RELEASE > GLOBAL HEADQUARTERS: 200 INNOVATION WAY, AKRON, OHIO 44316-0001 > MEDIA WEBSITE: WWW.GOODYEARNEWSROOM.COM > CONTACT: DOUG GRASSIAN 330.796.3855 DOUG_GRASSIAN@GOODYEAR.COM

NEWS RELEASE

GOODYEAR ANNOUNCES SALE OF OFF-THE-ROAD TIRE BUSINESS TO YOKOHAMA FOR $905 MILLION

AKRON, Ohio, July 22, 2024 – The Goodyear Tire & Rubber Company (NASDAQ: GT) (“Goodyear” or the “Company”) today announced that it has signed a definitive agreement to sell its Off-the-Road (“OTR”) tire business to The Yokohama Rubber Company, Limited (TYO: 5101) (“Yokohama”) for $905 million in cash. The transaction follows a previously announced strategic review of the OTR tire business in connection with the Goodyear Forward transformation plan.

Goodyear’s OTR tire business provides industry-leading OTR tires around the world for surface and underground mining, construction and quarry, and port and industrial end markets. Goodyear OTR offers a comprehensive suite of trusted products, services and tire management solutions that help customers optimize their operations and improve productivity and efficiency.

“The sale of the OTR business marks an important milestone as we continue to execute against our Goodyear Forward transformation plan,” said Mark Stewart, Goodyear Chief Executive Officer and President. “We are grateful to our OTR colleagues who have driven the success of the business and are committed to working closely with Yokohama to ensure a smooth transition for customers and associates.”

Goodyear will retain its business providing OTR tires for U.S. military and defense applications. Pursuant to a Product Supply Agreement to be entered into with Yokohama in connection with the closing of the transaction, Goodyear will manufacture certain OTR tires for Yokohama at some of its manufacturing locations for an initial period of up to five years after the closing of the transaction.

The transaction is subject to regulatory approvals, other customary closing conditions and consultations and is expected to close by early 2025. Goodyear intends to use transaction proceeds to reduce leverage and fund initiatives in connection with the Goodyear Forward transformation plan.

Evercore is acting as exclusive financial advisor and Sullivan & Cromwell LLP is acting as legal advisor to Goodyear. -more-

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About The Goodyear Tire & Rubber Company

Goodyear is one of the world’s largest tire companies. It employs about 71,000 people and manufactures its products in 54 facilities in 21 countries around the world. Its two Innovation Centers in Akron, Ohio, and Colmar-Berg, Luxembourg, strive to develop state-of-the-art products and services that set the technology and performance standard for the industry. For more information about Goodyear and its products, go to www.goodyear.com/corporate.

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Forward-Looking Statements

This news release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Exchange Act.

Such forward-looking statements include, but are not limited to, statements relating to the proposed transaction, including statements regarding the benefits of the transaction and the anticipated timing of the transaction, and information regarding the businesses of Goodyear and Yokohama. There are a variety of factors, many of which are beyond our control, that affect our operations, performance, business strategy and results and could cause our actual results and experience to differ materially from the assumptions, expectations and objectives expressed in any forward-looking statements. These factors include, but are not limited to: our ability to implement successfully the Goodyear Forward plan and our other strategic initiatives, including the transaction; risks relating to the ability to consummate the transaction on a timely basis or at all, including failure to obtain the required regulatory approvals or to satisfy the other conditions to the closing of the transaction; actions and initiatives taken by both current and potential competitors; increases in the prices paid for raw materials and energy; inflationary cost pressures; delays or disruptions in our supply chain or the provision of services to us; a prolonged economic downturn or period of economic uncertainty; deteriorating economic conditions or an inability to access capital markets; a labor strike, work stoppage, labor shortage or other similar event; financial difficulties, work stoppages, labor shortages or supply disruptions at our suppliers or customers; the adequacy of our capital expenditures; changes in tariffs, trade agreements or trade restrictions; foreign currency translation and transaction risks; our failure to comply with a material covenant in our debt obligations; potential adverse consequences of litigation involving the Company; as well as the effects of more general factors such as changes in general market, economic or political conditions or in legislation, regulation or public policy. Additional factors are discussed in our filings with the Securities and Exchange Commission, including our annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. In addition, any forward-looking statements represent our estimates only as of today and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change.

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